EXHIBIT 99.2

JOINT FILING AGREEMENT

The undersigned acknowledge and agree that the foregoing Schedule 13D/A is filed on behalf of each of the undersigned and that all subsequent amendments to this Statement on Schedule 13D/A may be filed on behalf of each of the undersigned without the necessity of filing additional joint filing agreements.

Dated:  June 26, 2009

GILBERT E. PLAYFORD
By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Attorney-in-Fact

GILBERT E. PLAYFORD REVOCABLE TRUST
By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Attorney-in-Fact

PLAYFORD FAMILY LIMITED PARTNERSHIP By: Playford Management LLC, General Partner By: Gilbert E. Playford, sole member
By:	/s/ Corrado De Gasperis
Name: Corrado De Gasperis
Title: Attorney-in-Fact